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                                                                   EXHIBIT 10.22

                          ALTIGEN COMMUNICATIONS INC.

            ORIGINAL EQUIPMENT MANUFACTURE PRIVATE LABEL AGREEMENT

THIS ORIGINAL EQUIPMENT MANUFACTURE (OEM) AGREEMENT ("Agreement") is made and entered into as of this 2/th/ day of February, 1999, (the "Effective Date") by
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and between ALTIGEN COMMUNICATIONS INC., a California corporation, with principal offices at 47247 Fremont Blvd., Fremont, CA 94538 ("AltiGen") and Nitsuko Corporation, with principal offices at 2-6-1 Kitamikata, Takatsu-ku,
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Kawasaki, 213-8511 Japan, ("OEM").

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. DEFINITIONS

1.1 Effective Date means the date this agreement is signed and goes into effect.

1.2 Dealer means any individual or entity which acquires the Products for the express purpose of resale to others, whether such resale is of the Product as a stand-alone product, as bundled and sold with other software or hardware products, as integrated with other software or hardware products or as sold with associated services.

1.3 End User means a licensee who acquires Products for Internal Use (rather than Original Equipment Manufacture or resale) in accordance with the terms of an End-User License Agreement substantially in the form of the End-User License Agreement attached hereto as Exhibit A (the "End-User Agreement").

1.4 Internal Use means use for purposes which do not directly produce revenue for the End User. "Internal Use" does not include timesharing.

1.5 Intellectual Property means any patent, copyright, trade name, trade mark, trade secret, know-how, mask work or any other intellectual property right or proprietary information or technology, whether registered or unregistered.

1.6 Product means software program packages and physical computer hardware, including (1) a program code, in object code form only, on diskette(s) or CD-ROM (the "Program"); (2) physical computer hardware including computer boards, computer power supply, computer cables (the "PC Hardware"); (3) instruction booklets and other information prepared for End-Users concerning the use of the program and computer hardware ("Documentation"); (4) an End-User Agreement. The Products include only those listed by title and functional description on the "Product and Price List" attached hereto as Exhibit B.

1.7 Purchase Objectives means the minimum quantity of each Product which OEM commits to purchase quarterly during the term of this Agreement, as mutually agreed upon and set forth in Exhibit C attached hereto.

1.8 Territory means: collectively "the Primary Territory" and "the Second Territory" as defined below. "Primary Territory" means Japan "Secondary Territory" means world wide. Specific region within the Secondary Territory shall be mutually determined by both parties.

1.9 Grant of Original Equipment Manufacture Right Subject to the terms and conditions set forth in this Agreement, AltiGen hereby grants to OEM a non-exclusive, non-transferable right to (a) market and distribute the Products solely to Dealers and end users located in the Territory and (b) use the Products for those purposes set forth in the Agreement. OEM shall not, directly or indirectly, solicit sales of Products outside of the Territory without the prior written consent of AltiGen. AltiGen retains the right to sell the Products directly to other parties in the Territory,

* Some material in this Exhibit has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.


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including, by way of illustration but not limitation, OEMs, Distributors,
Dealers, and original equipment manufacturers. OEM shall have no right to modify the Product without the prior written approval of AltiGen. OEM agrees not to (a) reverse engineer, decompile, disassemble or otherwise reduce the Product to human-perceivable form, or to encourage or assist third parties in doing so. All rights not expressly granted herein are retained by AltiGen. OEM shall have no right to grant a Dealer the right to make copies from a golden master absent further agreement between AltiGen and the OEM.

1.10 OEM agrees that it will not use AltiGen products except as authorized herein and that it will not make, have made, or permit to be made any copies of AltiGen products except for use on the designated equipment at the designated site (including backup and archival copies necessary in connection with such use), and will not make and distribute any copy of AltiGen products for OEM except in accordance with this Agreement each such copy shall contain any copyright notice, proprietary notice or notice giving credit to another developer, which appears on or in the AltiGen products for OEM being copied.

2. OWNERSHIP

      Except as specified in this Agreement, AltiGen does not grant to the OEM any rights in or to any Intellectual Property related to the Product or to any materials furnished hereunder. The Intellectual Property embodied in the Product, all modifications thereto, and all Documentation thereof, are proprietary to AltiGen, and AltiGen retains all right, title and interest in and to such Intellectual Property.

3. PRICES AND PAYMENTS

3.1 Prices. OEM shall pay AltiGen, for each Product and upgrade, the OEM list price for the Product as set forth on Exhibit B. Both the AltiGen standard list price and the OEM's discount levels are subject to change by AltiGen Communications from time to time in its sole discretion upon thirty (30) days written notice to OEM. Orders requesting delivery after receipt of notice of a price or discount change will be charged at the new price or discount level. [*]. Further, this [*] as expressed above, will continue throughout the duration of the Agreement.

3.2 OEM Pricing. OEM is free to determine its own resale prices for the Products. Although AltiGen may publish suggested list prices, these are suggestions only and are not binding in any way.

3.3 Dealer Pricing. OEM shall inform each of its Dealers that it is free to determine its own retail prices and that, although AltiGen may publish suggested retail price lists, they are suggestions only and are not binding in any way.

3.4 Initial Order. Within [*] of the Effective Date, OEM shall deliver to AltiGen Communications a purchase order for an aggregate price of [*] with the exception of Primary territory.

3.5 Payment. Upon approval of credit by AltiGen, payment for additional orders shall be due and payable within [*] following receipt of invoice or on such terms as may be otherwise specified in AltiGen Communications' invoice. Invoices not paid when due shall accrue interest on an annual basis from the date due until paid of [*] on any outstanding balance; or the maximum legal rate allowed by law, whichever is less. AltiGen reserves the right to vary, change,


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.


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or limit the amount or duration of credit to be allowed to OEM, either generally or with respect to a particular order. In the event AltiGen does not extend credit to OEM, payment for all purchases hereunder shall be made in advance of shipment or, at AltiGens' option, C.O.D.

3.6 Price Protection.

(a) OEM Price Protection. AltiGen shall notify OEM of the effective date of a [*] for any of the Products covered herein. Inventory acquired by OEM from AltiGen less than [*] before the effective date of the [*] and not yet sold or under a contract for sale will be granted price protection as set forth herein. [*] To obtain price protection, within [*] of receipt of AltiGens' notice of the [*], OEM shall provide to AltiGen a written inventory report showing by part number the quantity of each AltiGen Product in the OEM's inventory as of the effective date of the [*]. Price protection will not be granted in the case of a temporary [*] or special promotion.

(b) Dealer Price Protection. To obtain price protection for its Dealers, OEM (i) shall provide to AltiGen a written shipment report showing by part number the quantity of each AltiGen Product shipped to a Dealer less than [*] before the effective date of this [*] including the identity of each Dealer, the Products sold, and the date of shipment and (ii) shall provide, or require its Dealers to provide, a written Dealer inventory report showing by part number the quantity of each AltiGen Product in Dealer's inventory as of the effective date of the [*]. If OEM provides such reports to AltiGen within [*] of OEM's receipt of AltiGens' notice of a [*], AltiGen shall credit the OEM's account for the [*], [*]

3.7 Stock Rotation.

(a) Inventory Balancing. Provided that the OEM issue a simultaneous offsetting purchase order, OEM may, once during each quarter return for credit Product purchased in excess of the quarterly Purchase Objectives for up to a maximum of [*] dollar sales invoiced by AltiGen during the immediately preceding quarter. The credit issued for the returned inventory will be based on the [*] at which the Products were available to OEM during the period commencing with the date on which the Product was purchased and ending on the date the Product was returned, and may be used on a dollar-for-dollar basis solely to purchase additional Product pursuant to the offsetting purchase order. The right to balance inventory granted herein must be exercised by the last day of the second month of the quarter. OEM shall submit a request for Return Materials Authorization
(RMA) to return Product for inventory balancing which shall state the quantity of Product to be returned. Upon receipt of such request, AltiGen shall issue a return of materials authorization number. Inventory returned under this section must be accompanied by a RMA number assigned by AltiGen and (i) in merchantable condition, in its factory-sealed packaging, or (ii) if the returned Product is returned because defective by virtue of being in breach of the warranty provided for in the End User Agreement, returned with the entire contents of such Product package. All Product returned under this subsection (a) shall be returned within forty five (45) days of the date of AltiGen's issuance of the


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
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RMA number AltiGen shall strive to send replacement under RMA [*] of issuance of
RMA number. OEM shall pay for the shipping of returned Products to AltiGen and AltiGen shall pay for the shipping of replacement Product sent to OEM.

(b) Product Refresh. AltiGen Communications may, at its sole discretion, modify the Products, and will be sure to notify OEM of these modifications. For purposes of this Agreement, AltiGen shall have sole discretion as to whether a Product is deemed to be a new version of an existing Product to be provided to OEM under the terms of this Agreement or a new product requiring execution of an appendix to this Agreement prior to Original Equipment Manufacture. Once a new version of a Product covered by this Agreement begins shipping, OEM shall have, sixty (60) days from the first AltiGen shipment date of the new version to OEM, or from written notification by AltiGen of the new version, whichever is later,
(i) to submit an offsetting purchase order for an equal dollar-for-dollar value of the new version of the Product and (ii) to return Product from the prior release from OEM's inventory that was shipped by AltiGen to OEM within the previous ninety (90) days. AltiGen shall strive to send Product Refresh products within [*] of (i) or (ii), above. Such returns shall be shipped at OEM's expense. Returned Product will be exchanged by AltiGen on a dollar for dollar basis, proportional with any price increase or decrease with the new version of the Product and shipped to OEM at AltiGen expense. Product returned under this provision must be in merchantable condition and in its original factory-sealed packaging. The right to refresh Product under this subsection (b) shall be in addition to OEM's inventory-balancing right under subsection (a) above.

(c) Product Discontinuation. AltiGen shall provide OEM with one-hundred eighty
(180) days written notice prior to AltiGens' discontinuation of any Product. Upon receipt of such notice, OEM shall have the right to return all discontinued Products purchased [*] of the notice of discontinuation for a credit to OEM's account of the Product's purchase price less any discounts or credits previously received. Credits granted hereunder can only be used for future purchases of Products. The right to return discontinued Product under this subsection (c) shall be in addition to OEM's inventory-balancing right under subsection (a) above.

3.8 OEM Financial Condition. OEM represents and warrants that it is and at all times during the term of this Agreement shall remain in good financial condition, solvent and able to pay its bills when due. OEM further represents and warrants that it has and at all times during the term of this Agreement shall retain the ability to order and pay for all Product OEM is obliged to purchase under Exhibit C below. From time to time, on reasonable notice by AltiGen, OEM shall furnish financial reports as necessary to determine OEM's financial condition.

3.9 Taxes. Prices calculated in accordance with Exhibit B are exclusive of all applicable taxes. OEM shall be exclusively responsible of the collection and payment of all taxes, tariffs and duties (including without limitation sales, use, value, added, and customs duties of all types, but excluding Japanese withholding tax on AltiGen's income) arising from licenses or sublicense of the Licensed Programs. If claiming a tax exemption, OEM must provide AltiGen with valid tax exemption certificates at the time of invoicing.

4. PRODUCT CHANGES

4.1 Standard Products - AltiGen shall have the right, in its sole discretion, without liability to OEM, to (a) change the Products available on the Product List, (b) change the design, or discontinue developing, producing, licensing or distributing any of the Products covered by this Agreement, and (c) announce new products to which the terms and conditions of this Agreement do not apply. AltiGen will make every effect to inform OEM of any changes in a-c, above, as well


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
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in advance as possible and will ensure that lines of communication are open. The parties agree that additional Products may be added to the Agreement by execution of an appendix to this Agreement setting forth any special terms, conditions, modifications or deletions necessary for the additional Products. Additional Products shall be deemed to be added to this Agreement to the extent AltiGen accepts any purchase orders for Products not otherwise listed on the Product List.

4.2 OEM Modifications - OEM is free to change selected system prompts and system administration screens in AltiWare(TM) that identify AltiServ(TM), AltiMail(TM) and other AltiGen related names, to names selected and requested by OEM. OEM assumes full responsibility for selecting, researching usability of, and protecting future use of such names.

5. ORDERS

5.1 Procedure. All orders for Products placed by OEM shall be in writing, or if placed orally, shall be confirmed in writing within ten (10) business days after such oral order.

5.2 Acceptance of Orders. All orders for Products by OEM shall be subject to acceptance by AltiGen and shall not be binding on AltiGen until the earlier of written confirmation or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped.

5.3 Controlling Terms. The terms and conditions of this Agreement and of the applicable AltiGen order confirmation pursuant to Section 5.2 ("Acceptance of Orders") above, shall apply to each order accepted or shipped by AltiGen hereunder. Any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgment, or confirmation other than confirmation pursuant to Section 5.2 above that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

5.4 AltiGen Order Cancellation. AltiGen reserves the right to cancel or suspend any orders placed by OEM and accepted by AltiGen, or to refuse or delay shipment thereof, if OEM (a) fails to make any payment as provided herein or in any invoice, (b) fails to meet credit or financial requirements established by AltiGen, or (c) otherwise fails to comply with the terms and conditions of this Agreement.

5.5 OEM Order Cancellation. Orders accepted by AltiGen may be canceled without penalty if written notice of cancellation is given to AltiGen and the notice is received by AltiGen at least [*] prior to the scheduled shipment date. Orders canceled less than [*] prior to the scheduled shipment date will be subject to a cancellation payment of [*] of the invoice value of the canceled order. In no event may OEM cancel any order or any portion of an order after shipment.

5.6 Product Availability. AltiGen will use reasonable efforts to fill orders for Products and meet requests for shipment dates subject to Product availability and AltiGen production and supply schedules. Should orders for Products exceed AltiGens' available inventory, AltiGen will allocate its available inventory and make deliveries on a basis AltiGen deems equitable, in its sole discretion, and without liability to OEM on account of the method of allocation chosen or its implementation. AltiGen shall not be liable to OEM or any third party for any damages due to AltiGens' failure to fill any orders or for any delay in delivery or error in filing any orders for any reason whatsoever.


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5.7  Obligation to Ship in Presence of Breach. Even where AltiGen accepts a purchase order, AltiGen Communications shall not be obligated to ship Products if OEM is in arrears on payments owing to AltiGen or otherwise in breach of the Agreement at the time of the scheduled shipment.

5.8 Delivery. AltiGen will ship FOB Destination, unless otherwise agreed in writing, to OEM's designated location or freight forwarder via ground transport. OEM has designated the following companies for the Primary territory to issue purchase orders, handle invoicing and payments and coordinate export and other shipping and logistical matters: Sumisho Electronics, Inc. located at Tsuruya Bldg., 2-23 Shimomiyabi-cho, Shinjuku-ku, Tokyo 162 Japan; and Sumitronics, Inc., located at 2900 Patrick Henry Dr., Santa Clara, CA 95054. Notwithstanding
section 5.10 below ("Risk of Loss"), OEM shall be responsible for and shall pay all shipping, freight, and insurance charges.

5.9 BUSINESS DEVELOPMENT LIAISON FOR THE PRIMARY TERRITORY. Both parties hereby recognize Sumisho Electronics, Inc. and Sumitronics, Inc. in their role in this business development and liasion associated herewith. That shall include, but not be limited to the following: (1) formulating the MOU, OEM and Joint Development Agreements, (2) coordination of logistics including purchase orders, payments and shipping. In addition, Sumisho Electronics shall serve as one of Nitsuko's designated resellers of the OEM product in Japan upon completion of the Joint Development project.

5.10 Risk of Loss. In the case of shipments to shipping destinations within the United States, title to the Products, exclusive of the rights retained under the Agreement in trademarks, patents, copyrights, trade names, trade secrets and intellectual property, and all risk of loss or damage for any Product shall pass to OEM upon delivery by AltiGen to the OEM designated location.

      In the case of shipments to shipping designations outside the United States, OEM and AltiGen expressly agree that beneficial and legal title to, ownership of, right to possession of, control over, and risks of loss and damage to, the products shall remain with AltiGen until the shipment physically arrives at the port of entry in the importing country (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if OEM requests shipment to those countries). The time of payment, whether before or after shipment, the place or medium of payment, the method of shipment, the manner of consignment, whether to AltiGen, or its agent, to OEM or OEM's agent, or any agent for both, or any document in relation to any sale under the Agreement, shall in no way limit or modify the right of AltiGen as the legal and beneficial owner of the products, its right to control and its right to possession of such goods until they physically arrive at the port of entry of the importing country (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if OEM requests shipment to those countries). Any use of the term "C.P.T." in the Agreement shall apply only to price and not to title. It is expressly understood that the foregoing shall not be construed to mean that AltiGen has merely retained bare legal title for security purposes, but rather retains legal title and full beneficial ownership until the shipment arrives at the port of entry in the country of destination (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if OEM requests shipment to those countries.) If OEM insures the shipment, insurance policies will protect the interest of AltiGen as the legal owner of the merchandise until title transfers as set forth above.

5.11 Security Interest. In the event that AltiGen extends credit to the OEM for Product purchases, OEM grants AltiGen, as security for OEM's obligations hereunder, a purchase money security interest in (i) the Products to be acquired from AltiGen under the Agreement or any extension of the Agreement and (ii) the proceeds of such Products. Upon AltiGens' request, OEM

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agrees to execute and cause to be filed all instruments or documents (including without limitation financing statements) necessary to perfect any such security interest and further agree that, in any event, AltiGen may file a copy of the Agreement as a financing statement for such purpose.

6. ORIGINAL EQUIPMENT MANUFACTURE OBLIGATIONS

6.1 Dealer License Agreements. For each Dealer to which OEM distributes or markets Products, OEM shall execute a Dealer license agreement ("Dealer License Agreement") that contains terms and conditions consistent with the provisions of this Agreement, that is at least as restrictive as this Agreement and that requires the Dealer to cause each copy of the Product distributed to End-Users by such Dealer to be subject to an End-User Agreement. Upon AltiGen request, from time to time OEM shall provide to AltiGen a copy of the then current version of the Dealer License Agreement.

6.2 Business Plan. Within thirty (30) days of the Effective Date, OEM shall provide to AltiGen Communications a business plan setting forth OEM's plans for promoting the Products. OEM agrees to provide an updated business plan in accordance with the schedule for updating such as specified by AltiGen At least twice each year, AltiGen may conduct reviews to gain a clearer understanding of OEM's overall plans and sales/marketing strategy so as to work together to expand overall performance. OEM acknowledges that AltiGen may terminate the Agreement for OEM's failure to fulfill the performance objectives set forth in the business plan.

6.3 Purchase Objectives. OEM and AltiGen Communications shall agree upon quarterly Purchase Objectives. The initial Purchase Objectives are stated in Exhibit C. OEM acknowledges that AltiGen Communications may terminate the Agreement for failure to order and pay for the quantity of Product set forth in the Purchase Objectives each and every quarter.

6.4 Failure to Achieve Purchase Objectives. OEM acknowledges that AltiGen: (1) after discussion with OEM, may terminate the Agreement for failure to order and pay for the quantity of Product set forth in the Purchase Objectives each and every quarter, and (2) if at the end of any calendar year (OEM) has not paid payments to AltiGen equal to or greater than the annual Purchase Objectives for that calendar year, the Discount Rates which shall apply for the subsequent calendar year of this project statement may be changed to reflect the Discount Rates associated with the actual payments made by (OEM) to AltiGen.

6.5 Inventory As a part of meeting its Purchase Objectives, OEM shall maintain an inventory of Products and warehousing facilities sufficient to serve adequately the demands of Dealers and end users on a reasonably timely basis. If such inventory equals or exceeds the quantity of Products necessary to meet reasonably anticipated demands of Dealers for a period of at least 60 days, OEM shall be deemed to have fulfilled its inventory requirements hereunder (as distinct from its Purchase Objectives).

a. Incremental Business (OEM) acknowledges chat the purchase objectives and discounts specified are based upon (OEM's) and AltiGen's shared expectations that (OEM's) sales of Licensed Works:

    1. will substantially increase the overall worldwide market demand for the Licensed Works on a unit basis;

    2. will result in significant incremental uses of Licensed Works for High Availability System Units; and

    3. will be based upon a value added approach. (OEM) agrees to add value through hardware enhancements, software drivers, utilities, applications, toolkits, ease of installation, ease of use, ease of operations, increased dependability, and/or integration

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      of the parties products and services.

6.6 Forecasts. (OEM) agrees to provide AltiGen within thirty (30) days of the Effective Date, an annual forecast showing the expected sales based upon (OEM) fiscal year, and a quarterly forecast, based upon (OEM) fiscal quarters. Each year thereafter, (OEM) shall provide annual forecasts and quarterly forecasts in the fourth quarter of the previous year. AltiGen agrees to provide to (OEM) product type, user mix, media format and gross geographic segmentation information in order to assist (OEM) in accurately determining its annual and fiscal forecasts.

6.7 Point of Sale Reports. During the term of this Agreement, OEM shall provide to AltiGen a monthly report which list the licensed software, licensed or sold directly by (OEM) to acquiring entities containing the following information:
(i) the destination company's (Dealer's or end user's) name, (ii) date of sale or distribution. Such report, with respect to a calendar month, shall be delivered to AltiGen no later than by the end of the following calendar month.

6.8 Customer Satisfaction. OEM agrees that the Products marketed under this Agreement are technically complex and require high-quality, individualized pre-marketing and post-marketing support. This support is necessary to achieve and maintain high customer satisfaction. Therefore, OEM agrees that high customer satisfaction is a condition of Original Equipment Manufacture authorization by AltiGen. The Original Equipment Manufacture channels established by AltiGen, and the obligations placed on OEMs, exist to ensure high customer satisfaction. OEM agrees to market the Products only in accordance with this Agreement. In addition, in order to assure high customer satisfaction, OEM agrees to:

     . report to AltiGen promptly and in writing all suspected and actual problems with any Product;

     . maintain a shipment report identifying for each Dealer, the Products sold, the date of sale, and each Product's serial number;

     . retain all shipment reports for five years after the date of sale, and assist AltiGen, upon request, in tracing a Product to a Dealer, in order to distribute critical Product information, locate a Product for safety reasons, or discover unauthorized marketing or infringing acts;

     . conduct business in a manner which reflects favorably at all times on the Products, goodwill and reputation of AltiGen Communications;

     . avoid deceptive, misleading or unethical practices which are or might be detrimental to AltiGen or its products;

     . refrain from making any false or misleading representations with regard to AltiGen or its products; and

     . refrain from making any representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by AltiGen.

6.9 Promotional Efforts. OEM shall use its best efforts to market and distribute the Products to Dealers in the Territory. OEM may advertise the Products in advertising media of OEM's choice, provided that the primary audience or circulation is located in the Territory. OEM shall make full use of all promotional material supplied by AltiGen and make available literature and other information that AltiGen requires to be transmitted to such Dealers. In all advertising and

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promotion of the Products, OEM shall comply with AltiGen standard cooperative advertising policies as specified from time to time by AltiGen.

6.10 Demonstration System. OEM shall maintain a demonstration system capable of supporting the most technically advanced Products. OEM shall use such demonstration system both to facilitate its ability to fulfill its Dealer support obligations, and to support its sales efforts.

7.   Training.

7.1 To assist OEM with the sales and support of the Products, AltiGen may provide training to OEM for any new Product releases during the term of this Agreement, upon AltiGen reasonable request and at OEM's facility, and OEM shall use best efforts to have OEM's inside and outside sales or technical force present for such training sessions.

7.2 Initial Training. AltiGen will provide five person-days of technical and engineering training for up to four (OEM) personnel. AltiGen will conduct the training at the AltiGen offices. The training will include hardware and software orientation, marketing and sales information, and technical support training.
(OEM) will pay all travel and living expenses incurred by (OEM) personnel attending the training.

7.3 Additional Training. For 90 days after the Effective Date, AltiGen will make available to (OEM) additional training. (OEM) will request additional training in writing at least 30 days prior to the requested training date. AltiGen will provide this training and technical support at AltiGen's offices selected by AltiGen.

7.4 OEM Personnel. OEM shall train and maintain a sufficient number of capable technical and sales personnel to serve the demands of Dealers and end-users for the Products, for service and support of the Products, call on all Dealers with reasonable frequency and answer promptly all Dealer inquiries or requests for information regarding the Products. OEM and its staff shall develop and maintain sufficient knowledge of the industry, the Products, and competitive offerings (including specifications, features, and functions) so as to be able to demonstrate and support the Products for Dealers. OEM shall provide all Dealers with technical support and other assistance appropriate for the promotion, marketing, and Original Equipment Manufacture of the Products. OEM shall attend AltiGen Communications Original Equipment Manufacture meetings.

8.   Support And Maintenance

8.1 AltiGen shall provide central site support to OEM (but not its dealers, and not end users) with the support and maintenance described in Development Support section during the term of this agreement. AltiGen agrees to correct all errors, defects and malfunctions in Altigen products and isolated thereto, and in the user documentation arising during the term of the agreement. AltiGen may provide dealers and end users with support and maintenance under a separate agreement.

8.2 (OEM) will assume responsibility for repairing, maintaining, and supporting the (OEM) Products. This support will include competent technical advice to end users. AltiGen will continue to offer repair and maintenance services. Exhibit B.

8.3  Development Support.

(a) AltiGen, upon execution of the Agreement, shall deliver to OEM the current release of AltiGen products and related technical and user documentation. AltiGen products shall only be used by OEM to create, maintain and support OEM's AltiGen products. AltiGen shall provide any

Improvement, Enhancement, Modification or Release of AltiGen products to OEM within thirty (30) days of the completion and testing of any such Improvement, Enhancement Modification or Release.

(b) OEM shall assume full responsibility for creating AltiGen software products for OEM using AltiGen products. AltiGen, in connection with OEM's development efforts hereunder, will make available to OEM 10 man hours per week of
                                              --
engineering support during the first 3 months of the Agreement. Thereafter,
                                     -
AltiGen, at the request of OEM will make engineering support available to OEM at AltiGen's standard charge for such support.

(c) Prior to releasing OEM's AltiGen products to customers, OEM shall deliver a reasonable number of copies of such to AltiGen for testing. AltiGen shall test such copies for compatibility with AltiGen products within thirty (30) days of receipt. OEM shall not release any AltiGen products based product to customers without the prior written approval of AltiGen, which shall not be unreasonably withheld.

(d) AltiGen and OEM each shall designate in writing one individual to serve as its Technical Coordinator, which individual (the "AltiGen Technical Coordinator" or "OEM Technical Coordinator," as appropriate) shall be deemed to have authority to issues, execute, rain or Provide any approvals, requests, notices contract amendments or other communications required hereunder or requested by the other party hereto, AND relating to the development of AltiGen products. AltiGen hereby designates En-Kuang Lung as the AltiGen Technical Coordinator and
                          -------------
OEM hereby designates NITSUKO (TOYOSHIGE MURAKAMI) as the OEM Technical
                      ---------------------------
Coordinator.

8.4 (OEM) Products Identification. (OEM)'s packaging (containers) and any advertisements or materials relating to the distribution of the (OEM) Products will clearly identify (OEM) as the manufacturer of the (OEM) Products. All (OEM) Products must contain a serial number assigned under a serialization plan that differs substantially from the serialization method adopted by AltiGen.

8.5 Documentation. AltiGen shall provide to OEM the applicable product literature, training materials, technical documentation and the end-user manuals for AltiGen products formatted in the version of Adobe FrameMaker or Microsoft Word used to generate said documents by AltiGen at the time of delivering products and each subsequent Release thereof. AltiGen hereby grants to OEM, and OEM accepts, a non-exclusive, royalty-free license under AltiGen's pre-existing copyrights in the AltiGen products End User documentation to edit reformat, rewrite and reissue the documentation as a necessary in connection with OEM's marketing and distribution of AltiGen products for OEM and AltiGen products. Except as otherwise provided herein, the responsibility for and expense associated with any publishing or distribution of End User documentation shall be assumed by OEM.

9.   Trademarks And Confidential Information

9.1 Trademarks. AltiGen Communications shall have and retain sole ownership of AltiGen's logo, trade names and trademarks ("Trademarks"), including the goodwill pertaining thereto. AltiGen Communications hereby grants to OEM the right to use and display the Trademarks solely in connection with and solely to the extent reasonably necessary for the marketing, Original Equipment Manufacture, and support of the Products within the Territory in accordance with the terms and conditions of this Agreement. OEM shall not do or suffer to be done any act or thing that would impair AltiGen's rights in its Trademarks or damage the reputation for quality inherent in the Trademarks. AltiGen's has the right to take all action which it deems necessary to ensure that the advertising and promotional materials related to the Products utilized by OEM are consistent with the reputation and prestige of the Trademarks. OEM shall market, distribute, and support the Products only under the Trademarks, and not any other trademark or logo. OEM shall not use the Trademarks or any other trademarks or trade names of AltiGen or any word, symbol, or design confusingly similar thereto, as part of its corporate name, or as part of the name of any product of OEM. OEM shall not (i) remove, alter or overprint the Products' copyright notices, trademarks, and logos, or packaging, (ii) attach any additional trademarks to the Products without AltiGen's prior written consent or
(iii) affix any of the Trademarks to any non-AltiGen products. OEM agrees that any goodwill which accrues because of OEM's use of the Trademarks shall become AltiGen's property. OEM further agrees not to contest AltiGen's Trademarks or tradenames, or to make application for registration of any AltiGen Trademarks or tradenames. OEM shall incorporate the following copyright notice on AltiGen products for OEM or derivative works thereof, used, duplicated or sublicensed by
OEM:

  [OEM's Software trade name] Is a OEM version of AltiGen products (Circle R)
                  (c) Copyright AltiGen, Inc I"3. M, 1998, IM
                              All Rights Reserved

     OEM agrees to incorporate all AltiGen copyright, trademark and proprietary notices to manuals documentation, and diskette labels of the AltiGen products for OEM, and to make any changes reasonably required to protect AltiGen's intellectual property rights. OEM reserves the right to rename AltiGen products for OEM according to OEM's marketing needs and strategy; however, AltiGen's copyright and proprietary notices shall be conspicuously displayed.

9.2 Confidential Information. During the term of this Agreement, and for a period of three (3) years thereafter, OEM will maintain in confidence any confidential or proprietary information of AltiGen disclosed to it by AltiGen including, without limitation, any information regarding scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to AltiGen, whether in oral, written, graphic or electronic form ("Confidential Information"). OEM will not use, disclose or grant use of such Confidential Information except as expressly authorized by AltiGen. To the extent that disclosure is authorized by AltiGen, OEM will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by AltiGen. OEM will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. OEM will promptly notify AltiGen upon discovery of any unauthorized use or disclosure of the Confidential Information.

9.3 Exceptions. The obligations of confidentiality contained in Section 9.2 will not apply to the extent that it can be established by OEM by competent proof that such Confidential Information:

(a) was already known to OEM, other than under an obligation of confidentiality, at the time of disclosure by AltiGen Communications;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to OEM;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of OEM in breach of this Agreement;

(d) was disclosed to OEM, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

10.  Indemnification

10.1 AltiGen Indemnity. Subject to the limitations set forth herein below, AltiGen shall defend OEM with respect to any claim, suit or proceeding brought against OEM to the extent it is based upon a claim that any Product sold pursuant to this Agreement infringes upon any U.S. patent, U.S. trademark, U.S. copyright or U.S. trade secret of any third party; provided, however, that OEM
(i) promptly notifies AltiGen in writing of such claim, suit or proceeding; (ii) gives AltiGen the right to control and direct investigation, preparation, defense and settlement of any claim, suit or proceeding; and (iii) gives assistance and full cooperation for the defense of same, and, further provided, that AltiGen's liability with respect to portions of Products provided by or licensed from third parties will be limited to the extent AltiGen is indemnified by such third parties. AltiGen shall pay any resulting damages, costs and expenses finally awarded to a third party, but AltiGen shall not be liable for such amounts, or for settlements incurred by OEM, without AltiGen's prior written authorization. If a Product is, or in AltiGen's opinion might be, held to infringe as set forth above, AltiGen may, at its option, replace or modify such Product so as to avoid infringement, or procure the right for OEM to continue the use and resale of such Product. If neither of such alternatives is, in AltiGen's opinion, reasonably possible, the infringing Product shall be returned to AltiGen and AltiGen's sole liability, in addition to its obligation to reimburse any awarded damages, costs and expenses set forth above, shall be to refund the purchase price paid for such Products by OEM.

10.2 Exclusions. The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of such Products in any manner for which the Products were not designed, or for use of Products other than the uses and Original Equipment Manufactures designated by AltiGen, for use of any Product that has been modified by OEM or any third party, or for use of any Product in connection with or in combination with any equipment, devices or software that have not been supplied by AltiGen Notwithstanding any other provisions hereof, the foregoing indemnity shall not apply with respect to any infringement based on OEM's activities occurring subsequent to its receipt of notice of any claimed infringement unless AltiGen shall have given OEM written permission to continue to market and distribute the allegedly infringing Product.

10.3 Entire Liability and Limitation. THE FOREGOING SECTIONS 10.1 AND 10.2 STATE THE SOLE AND EXCLUSIVE REMEDY OF OEM AND THE ENTIRE LIABILITY AND OBLIGATION OF ALTIGEN WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF. IN NO EVENT SHALL ALTIGEN'S LIABILITY UNDER SECTION 10.1 FOR INDEMNITY OF OEM WITH RESPECT TO INFRINGEMENT OF A PATENT, COPYRIGHT, TRADEMARK OR TRADE SECRET EXCEED THE AMOUNTS PAID TO ALTIGEN BY OEM UNDER THIS AGREEMENT IN THE PREVIOUS CALENDAR YEAR--FOR THE PRODUCTS DISTRIBUTED BY OEM PURSUANT TO THIS AGREEMENT.

10.4 INDEMNITY BY OEM. OEM AGREES TO INDEMNIFY AND HOLD ALTIGEN HARMLESS FROM ANY CLAIMS, SUITS, PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUSIVE OF ALTIGEN'S REASONABLE ATTORNEYS' FEES) MADE AGAINST OR INCURRED BY ALTIGEN AS A RESULT OF NEGLIGENCE, MISREPRESENTATION, OR ERROR OR OMISSION ON THE PART OF OEM OR REPRESENTATIVE OF OEM. OEM SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL INDEMNIFY AND HOLD ALTIGEN HARMLESS FROM, ANY CLAIMS,

WARRANTIES OR REPRESENTATIONS MADE BY OEM OR OEM'S EMPLOYEES OR AGENTS WHICH DIFFER FROM THE WARRANTY PROVIDED BY ALTIGEN IN ITS END USER AGREEMENT.

11.  Warranty

11.1 Defective Clause. AltiGen warrants to OEM that the Products shall be free from defects in workmanship and materials for a period fifteen (15) months beginning the date of the shipment arrives at the port of entry in Japan. OEM's exclusive remedy and AltiGen's sole obligation shall be that AltiGen will either (1) accept the return to AltiGen's designated factory or depot of any defective Products, test it and, at AltiGen's option, promptly either repair or replace the defective Products and return it to OEM for installation by OEM, or,
(2) if AltiGen is unable to repair or replace such Products within a reasonable period, refund the purchase price of the affected Products upon its return to Altigen. All replaced Products shall become the property of AltiGen. OEM shall pay for the cost of shipping and insuring returned component to AltiGen, and AltiGen shall pay the cost of shipping and insuring repaired or replaced components to OEM.

11.2 Limitation and Disclaimer. EXCEPT FOR THE EXPRESS WARRANTY SET FORCE IN DEFECTIVE CLAUSE, ALTIGEN EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED RELATING TO THE PRODUCTS, AND FURTHER EXPRESSLY EXCUDES ANY WARRANTY OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANATABILITY.

11.3 NO PERSON IS AUTHORISED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE PRODUCTS OTHER THAN AS PROVIDED IN DEFECTIVE CLAUSE. OEM SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, OR BEHALF OF ALTIGEN.

11.4 OEM's Warranty. OEM hereby represents and warrants to AltiGen that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects AltiGen's intellectual property rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity to which OEM is subject.

12.  Limitation on Liability

12.1 Waiver of Consequential Damages. IN NO EVENT WILL ALTIGEN BE LIABLE TO OEM OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOSS OF INCOME, LOSS OF PROFITS OR LOSS OF DATA, EVEN IF ALTIGEN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE GRANT OF THE LICENSE HEREUNDER.

12.2 Limitation of Liability. ALTIGEN'S TOTAL LIABILITY TO OEM OR ANY THIRD PARTY HEREUNDER SHALL NOT EXCEED THE AMOUNT PAID FOR THE PRODUCTS DURING THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE CLAIM GIVING RISE TO SUCH LIABILITY AROSE.

12.3 Third Party Claims. AltiGen shall not be liable for any claim by OEM based on any third party claim, except as stated in Section 10 of the Agreement.

13.  Term and Termination

13.1 Term. Subject to the provisions of Sections 13.2 and 13.3 below, this Agreement is valid for a term of one year and shall be renewed automatically for additional one year terms provided that each party shall have the right to terminate this Agreement for convenience upon ninety (90) days written notice prior to the end of the initial term or any subsequent term of the Agreement.

13.2 Termination for Cause. AltiGen may terminate the Agreement for cause if OEM fails to meet its payment obligations under the Agreement and such failure continues for ten (10) days following receipt of written notice from AltiGen. In addition, either party may terminate this Agreement for cause upon thirty (30) days written notice to the other party if such other party materially breaches this Agreement and such material breach is not cured within the thirty (30) day period following delivery of notice. Either party shall have the right to terminate this Agreement immediately in the event the other party terminates its business, or becomes subject to any bankruptcy or insolvency proceeding under Federal or State statute, and such petition is not dismissed within sixty (60) days.

13.3 Effect of Termination. For a period of sixty (60) days following termination of this Agreement, OEM may distribute any Products in OEM's possession at the time of termination, provided, however, that if AltiGen has terminated the Agreement pursuant to Section 13.2, OEM's right to distribute the Products shall immediately terminate. Following any permitted Original Equipment Manufacture, OEM shall return to AltiGen or, at AltiGen's request, destroy the copies of the Products and Documentation then in its possession. In addition, OEM shall be entitled to retain one (1) copy of the Product following termination solely for the purposes of providing support to Dealers and End Users. AltiGen shall apply the value of any returned Products to any outstanding credit balance in OEM's account, but shall not otherwise be required to refund OEM for the value of the returned Products. The termination of this Agreement shall not act to terminate the licenses granted to Dealers or End Users pursuant to this Agreement.

13.4 Acceleration of Payment. Upon termination of the Agreement by AltiGen for cause, the due dates of all outstanding invoices for Products will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been provided previously. All orders or portions of orders remaining un-shipped as of the effective date of such termination shall automatically be canceled.

14.  Miscellaneous

     14.1 Nonexclusivity. AltiGen retains the right to market, distribute, and support the Products in the Territory directly to or through any person or entity on any terms deemed desirable by AltiGen in its sole discretion.

     14.2 Modification and Amendment. Except with respect to Exhibit B hereof, this Agreement may be modified or amended only in writing by the consent of both parties.

     14.3  Survival. Sections 9.2, 9.3, 10, 11, 12, 13.3, 13.4 and 14 shall survive termination of this Agreement for three (3) years.

     14.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents. OEM agrees to submit to the jurisdiction of the Northern District of California, San Jose Division, or

                                                                   EXHIBIT 10.22

      the Santa Clara County Superior Court, as appropriate, and hereby waives any objections to the jurisdiction and venue of such courts.

14.5 Toll Fraud. OEM is forbidden from stating or implying that AltiGen Products provide immunity from fraudulent intrusion (Toll Fraud). OEM must use this language on all sales materials and contract involving AltiGen Products.

14.6 Notices. All notices, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by a national overnight courier service or by registered or certified, return receipt requested mail to the other party at the addresses first set forth above. All notices, demands, or consents shall be deemed effective upon personal delivery or five(5) days following dispatch via first class mail or three(3) business day following deposit with any national overnight courier service in accordance with this section.

14.7 No Partnership of Joint Venture. No agency, employment, partnership, joint venture, or other joint relationship is created hereby, it being understood that OEM and AltiGen are independent contractors vis-a-vis one another and that neither has any authority to bind the other in any respect whatsoever.

14.8 Force Majeure. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or official thereof, other catastrophes or any other circumstances beyond the party's reasonable control.

14.9 Export Control. The parties acknowledge that the Products may be subject to the export control laws of the United States of America, including the U.S. Bureau of Export Administration regulations, and hereby agree to obey any and all such laws. The parties agree to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and with all applicable foreign laws relating to the use, importation, licensing or Original Equipment Manufacture of the Products.

14.10 Assignment. Neither party may assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement without the consent of the other party to a purchaser of all or substantially all of its voting stock or capital assets or to an entity with which such party merges or is consolidated.

14.11 Severability and Waiver. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

14.12 Entire Agreement. This Agreement and all Exhibits referred to herein embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

14.13 Readings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

14.14 Parties Advised by Counsel. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits hereto, and incorporated herein by reference, as of the date first above written above.

ALTIGEN COMMUNICATIONS                  NITSUKO CORPORATION (OEM)

By: /s/ Gilbert Hu                      By: /s/ Toshio Kita
   --------------------------------        -------------------------------------
Name: Gilbert Hu                        Name: Toshio Kita
     ------------------------------          -----------------------------------
Title: President & CEO                  Title: Vice President
      -----------------------------           ----------------------------------

                                        SUMISHO ELECTRONICS, INC./SUMITRONICS,
                                        INC. (BUSINESS DEVELOPMENT LIAISON FOR
                                        THE PRIMARY TERRITORY)

                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                 [Translation]

                                   EXHIBIT A
                      SOFTWARE PRODUCT LICENSE AGREEMENT

Nitsuko Corporation ("Nitsuko") hereby grants to you a non-transferable, non-exclusive right to use the software products furnished along with this Agreement (the "Licensed Program") only within Japan subject to the following terms and conditions, and you hereby agree to the following terms and conditions. Any rights related to the Licensed Program and any copies thereof will be retained by Nitsuko in accordance with their contents.

1. License

(1) You may install and use the machine-readable Licensed Program only within Japan and only on one (1) computer. If you use the Licensed Program on any computers exceeding the number permitted in this Agreement, it shall be necessary separately to acquire from Nitsuko the right to use the Licensed Program per each additional computer.

(2) You may not cause third parties to use or have access to the Licensed Program by granting a license, transferring, distributing, leasing or in any other manner.

(3) You may not modify, convert, decompile or dissemble all or any part of the Licensed Program, or allow third parties to do so.

2. Copy of Licensed Program

You shall not copy the Licensed Program in any manner; provided, however, that one copy thereof may be made only if necessary for backup.

3. Limitation and Disclaimer of Warranty

(1) If the Licensed Program fails to operate substantially in accordance with the operating manual attached thereto or if any physical defects are found in the medium of the Licensed Program or its attachment packed along therewith, Nitsuko's sole obligation shall be that Nitsuko will either replace the defective products or refund the purchase price of the Licensed Program.

(2) Nitsuko will not be liable for your choice, introduction, use and results of the Licensed Program made for the purpose of achieving certain expected results.

(3) In no event will Nitsuko be liable for any indirect or direct loss, damages, etc., arising out of or in connection with the use of the Licensed Program or for any dispute arising between you and third parties resulting from or in connection with the use thereof.

4. Exportation

You may not directly or indirectly export all or any part of the Licensed Program in any manner.

[5]. Term

(1) This Agreement shall be valid when you unwrap the package of the Licensed Program.

(2) This Agreement shall be terminated when you discontinue using the Licensed Program. Upon discontinuing use of the Licensed Program, you shall destroy the Licensed Program and any copies and attachment thereto.

(3) Nitsuko may immediately terminate this Agreement if you breach any of the provisions of this Agreement.

(4) This Agreement shall remain valid until terminated due to any event prescribed above in the item (1), (2) or (3).

          Please read the "Software Product License Agreement" set forth in the operating manual before breaking the seal of the products.

          After breaking the seal, you are considered to have agreed to the contents of the "Software Products License Agreement" in the operating manual.

                                   EXHIBIT B
                                 PRODUCT LIST
                                      and
                               DISCOUNT SCHEDULE

15. HARDWARE

     Alti-CDOO12UD       0 X 12 CID Quantum Platform   [*]
     Alti-CDO4O8UD-J     4 X 8 CID Quantum Platform    [*]
                         (J-version)
                         ISDN Board (4BRI,T-interface) [*]
                         ISDN Board (4BRI,U-interface) [*]
                         Triton Board                  [*]

16. Software

                         ALTIWARE 0E3.OS/W(HELIOSS/W)  [*]

                         Aid Console    License        [*]

OEM have the right to copy the original Software defined by the above item 2.
Article 3.9 (taxes) shall be applied for the above item 2.


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C
                              PURCHASE OBJECTIVES

OEM commits to the following Purchase Objectives: [*], commencing from the acceptance of the Products (excepted in April '99)

The first [*] from the date the acceptance of the Products shall be the channel training period. For the next [*] after the said period, the volume commitment (Purchase Objectives) for both the Primary and Secondary Territories representing the worldwide Nitsuko organization [*] systems.**

**Typical Definition of a System:
1 Quantum Board; 1 Triton DSP Board; 1 ISDN BRI (T or U) Board
1 Helios SW; 1 Attendant Console SW

Quarterly Purchase Objectives:

Q3                                      Q4
April, May, June'99                     July, Aug, Sept'99

     [*]                                     [*]
-----------------------------------     ----------------------------------------
(Systems)                               (Systems)

Q1                                      Q2
Oct., Nov., Dec'00.                     Jan., Feb., March'00

     [*]                                     [*]
-----------------------------------     ----------------------------------------
(Systems)                               (Systems)

Q3                                      Q4
April, May, June'00                     July, Aug, Sept'00.

     [*]                                     [*]
-----------------------------------     ----------------------------------------
(Systems)                               (Systems)


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      20